Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Fourth Quarter and Full Year 2020 Results

HOUSTON, March 15, 2021 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2020 results as follows:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(In thousands) (Unaudited)	2020	2019	2020	2019
Net income (loss) from continuing operations	$14,687	$(119,448)	$(84,819)	$(25,414)
Asset impairments	2,668	147,730	135,885	148,214
Net income from continuing operations excluding asset impairments (1)	$17,355	$28,282	$51,066	$122,800
Adjusted EBITDA (1)	24,917	37,974	104,714	199,228
Cash flow provided by (used in) continuing operations:
Operating activities	13,155	19,394	87,568	137,319
Investing activities	776	259	1,745	8,221
Financing activities	(29,714)	(33,551)	(87,788)	(253,305)
Distributable cash flow (1) (2)	13,932	19,602	90,248	144,933
Free cash flow (1)	13,815	19,764	88,690	139,040
Cash flow cushion (last twelve months) (1)			(739)	7,762

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.
"While 2020 proved to be a challenging year for us all, I'm proud of the efforts and discipline of our team as they managed the business safely and effectively over the course of the year. We paid down $46 million of debt in 2020 and ended the year with $200 million of liquidity. As we look to 2021, demand for steel, energy and soda ash continues to improve and we continue to focus on maximizing unitholder value by de-levering the capital structure while maintaining strong liquidity during these uncertain times," stated Craig Nunez, NRP's President and Chief Operating Officer.

NRP's liquidity was $199.8 million at December 31, 2020, consisting of $99.8 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP declared a cash distribution of $0.45 per common unit and a distribution of $7.6 million on its preferred units for the fourth quarter of 2020. The preferred unit distribution included interest on previously paid-in-kind units and was paid one-half in cash and one-half in kind through the issuance of additional preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Segment Performance
Coal Royalty and Other
Revenues and other income in the fourth quarter and full year of 2020 were lower by $7.8 million and $87.3 million, respectively, and free cash flow in the fourth quarter and full year of 2020 was $5.1 million and $54.7 million lower, respectively, as compared to the prior year periods. These decreases are primarily a result of a weakened market for metallurgical coal in 2020 due to a decline in global steel demand, and as a result, both sales volumes and prices for metallurgical coal sold were lower in the fourth quarter and full year of 2020 as compared to the prior year periods. Approximately 70% of coal royalty revenues and approximately 60% of coal royalty sales volumes were derived from metallurgical coal in 2020. In addition, weaker domestic and export thermal coal markets compared to the prior year periods resulted in lower revenues from NRP's thermal coal properties. Furthermore, the COVID-19 pandemic compounded already weak coal pricing and demand, and NRP's coal lessees saw significant negative impacts on their businesses.
NRP also recorded $2.7 million and $135.9 million in non-cash asset impairment expense in the fourth quarter and full year of 2020, respectively, as compared to $147.7 million and $148.2 million in non-cash asset impairment expense for the fourth quarter and full year of 2019, respectively. Asset impairments in 2020 primarily related to weak coal markets that were compounded by the COVID-19 pandemic and resulted in the termination of certain coal leases, changes to lessee mine plans resulting in permanent moves off of certain coal properties and decreased oil and gas drilling activity which negatively impacted the outlook for NRP's frac sand properties.
Domestic and export thermal coal markets remain challenged by lower utility demand, continued low natural gas prices, the secular shift to renewable energy and the ongoing negative effects from the COVID-19 pandemic. Metallurgical coal markets also remain challenged by the uncertainties around the COVID-19 pandemic, but prices have rebounded from the lows seen in the second quarter of 2020.
In addition to actively managing its currently producing coal and hard mineral properties over the last year, NRP has also been working to identify potential alternative revenue sources across its coal and hard mineral property portfolio. The Partnership has been evaluating opportunities which may exist in its surface and mineral property assets, where coal or other hard mineral development operations have ceased or have never been developed, as locations for environmentally sustainable projects, such as carbon sequestration or renewable energy projects. While NRP does not expect these activities to generate significant revenues or cash flow over the next several years, NRP believes its large ownership footprint throughout the United States will provide opportunities to create value in this regard with minimal capital investment by the Partnership.
Soda Ash
Ciner Wyoming was negatively impacted by the COVID-19 pandemic as lower demand for glass in the global auto, beverage container and construction industries reduced demand for soda ash. Revenues and other income in the fourth quarter and full year of 2020 were lower by $4.7 million and $36.4 million, respectively, as compared to the prior year periods primarily due to a combination of lower pricing and volumes sold. Distributions received from Ciner Wyoming were lower by $6.4 million and $17.6 million in the fourth quarter and full year of 2020, respectively, as compared to prior year periods due to Ciner Wyoming's decision to suspend distributions as announced in August of 2020. While Ciner Wyoming has yet to recover to pre-COVID-19 levels, fourth quarter 2020 overall sales volumes increased 9.5% and overall production volumes increased 49.1% over the third quarter 2020 results. NRP believes Ciner Wyoming's facility is competitively positioned as one of the lowest cost producers of soda ash in the world, however, NRP expects the market to remain volatile as a result of ongoing uncertainties with the COVID-19 pandemic.
As previously mentioned, Ciner Wyoming suspended its quarterly distribution in August 2020 in an effort to achieve greater financial and liquidity flexibility during the COVID-19 pandemic and accordingly, did not pay quarterly distributions for the second, third or fourth quarters of 2020. Ciner Wyoming will continue to evaluate on a quarterly basis whether to reinstate the distribution. Ciner Wyoming’s ability to pay future quarterly distributions will be dependent in part on its cash reserves, liquidity, total debt levels and anticipated capital expenditures.

Corporate and Financing
Corporate and financing costs were $1.1 million and $38.3 million lower in the fourth quarter and full year of 2020, respectively, as compared to the prior year periods. The decrease in costs for the fourth quarter of 2020 is primarily due to lower interest expense as a result of less debt outstanding. The decrease in costs for the full year of 2020 is primarily due to the loss on extinguishment of debt of $29.3 million related to the refinancing and extension of both NRP's 2022 Senior Notes and revolving credit facility in the second quarter of 2019, as well as lower interest expense as a result of less debt outstanding. Free cash flow was $5.5 million and $21.9 million higher in the fourth quarter and full year of 2020, respectively, as compared to the prior year periods primarily due to lower cash paid for interest as a result of less debt outstanding in 2020.
As noted earlier, NRP declared a fourth quarter $7.6 million distribution on its preferred units which was paid one-half in cash and one-half in kind. The indenture governing the 2025 parent company notes restricts NRP from paying more than one-half of the quarterly distribution on the preferred units in cash if NRP's consolidated leverage ratio exceeds 3.75x, and as of December 31, 2020, NRP's leverage ratio was 4.6x. NRP expect its leverage ratio to continue to exceed 3.75x for the foreseeable future.
Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link http://www.directeventreg.com/registration/event/6473098. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Company Profile
Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) from continuing operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2020	2019	2020	2020	2019
Revenues and other income
Coal royalty and other	$31,327	$37,032	$25,740	$120,166	$191,069
Transportation and processing services	2,194	4,539	2,204	8,845	19,279
Equity in earnings of Ciner Wyoming	5,528	10,256	1,986	10,728	47,089
Gain (loss) on asset sales and disposals	116	(111)	—	581	6,498
Total revenues and other income	$39,165	$51,716	$29,930	$140,320	$263,935
Operating expenses
Operating and maintenance expenses	$5,595	$5,925	$5,781	$24,795	$32,738
Depreciation, depletion and amortization	3,013	3,186	2,111	9,198	14,932
General and administrative expenses	3,125	3,931	3,634	14,293	16,730
Asset impairments	2,668	147,730	934	135,885	148,214
Total operating expenses	$14,401	$160,772	$12,460	$184,171	$212,614

Income (loss) from operations	$24,764	$(109,056)	$17,470	$(43,851)	$51,321

Other expenses, net
Interest expense, net	$(10,077)	$(10,392)	$(10,254)	$(40,968)	$(47,453)
Loss on extinguishment of debt	—	—	—	—	(29,282)
Total other expenses, net	$(10,077)	$(10,392)	$(10,254)	$(40,968)	$(76,735)

Net income (loss) from continuing operations	$14,687	$(119,448)	$7,216	$(84,819)	$(25,414)
Income from discontinued operations	—	750	—	—	956
Net income (loss)	$14,687	$(118,698)	$7,216	$(84,819)	$(24,458)
Less: income attributable to preferred unitholders	(7,612)	(7,500)	(7,500)	(30,225)	(30,000)
Net income (loss) attributable to common unitholders and the general partner	$7,075	$(126,198)	$(284)	$(115,044)	$(54,458)

Net income (loss) attributable to common unitholders	$6,934	$(123,674)	$(279)	$(112,743)	$(53,369)
Net income (loss) attributable to the general partner	141	(2,524)	(5)	(2,301)	(1,089)
Income (loss) from continuing operations per common unit
Basic	$0.57	$(10.15)	$(0.02)	$(9.20)	$(4.43)
Diluted	0.56	(10.15)	(0.02)	(9.20)	(4.43)
Net income (loss) per common unit
Basic	$0.57	$(10.09)	$(0.02)	$(9.20)	$(4.35)
Diluted	0.56	(10.09)	(0.02)	(9.20)	(4.35)

Net income (loss)	$14,687	$(118,698)	$7,216	$(84,819)	$(24,458)
Comprehensive income from unconsolidated investment and other	152	1,208	2,428	2,916	868
Comprehensive income (loss)	$14,839	$(117,490)	9,644	$(81,903)	$(23,590)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2020	2019	2020	2020	2019
Cash flows from operating activities
Net income (loss)	$14,687	$(118,698)	$7,216	$(84,819)	$(24,458)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	3,013	3,186	2,111	9,198	14,932
Distributions from unconsolidated investment	—	6,370	—	14,210	31,850
Equity earnings from unconsolidated investment	(5,528)	(10,256)	(1,986)	(10,728)	(47,089)
Loss (gain) on asset sales and disposals	(116)	111	—	(581)	(6,498)
Loss on extinguishment of debt	—	—	—	—	29,282
Income from discontinued operations	—	(750)	—	—	(956)
Asset impairments	2,668	147,730	934	135,885	148,214
Bad debt expense	86	620	258	4,001	7,462
Unit-based compensation expense	1,004	519	913	3,570	2,361
Amortization of debt issuance costs and other	832	464	1,577	1,323	3,687
Change in operating assets and liabilities:
Accounts receivable	4,859	(3,924)	4,621	12,853	(6,035)
Accounts payable	14	(412)	144	207	(1,234)
Accrued liabilities	780	1,427	791	(2,205)	(3,656)
Accrued interest	(7,559)	(12,048)	7,248	(602)	(12,029)
Deferred revenue	(461)	3,188	(273)	9,733	(732)
Other items, net	(1,124)	1,867	769	(4,477)	2,218
Net cash provided by operating activities of continuing operations	$13,155	$19,394	$24,323	$87,568	$137,319
Net cash provided by (used in) operating activities of discontinued operations	—	(4)	—	1,706	(8)
Net cash provided by operating activities	$13,155	$19,390	$24,323	$89,274	$137,311

Cash flows from investing activities
Proceeds from asset sales and disposals	$116	$(111)	$—	$623	$6,500
Return of long-term contract receivable	660	392	332	2,122	1,743
Acquisition of non-controlling interest in BRP	—	—	—	(1,000)	—
Acquisition of mineral rights	—	(22)	—	—	(22)
Net cash provided by investing activities of continuing operations	$776	$259	$332	$1,745	$8,221
Net cash provided by (used in) investing activities of discontinued operations	1	(73)	—	(65)	(629)
Net cash provided by investing activities	$777	$186	$332	$1,680	$7,592

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Cash flows from financing activities
Debt borrowings	$—	$—	$—	$—	$300,000
Debt repayments	(20,335)	(20,335)	(6,780)	(46,176)	(463,082)
Distributions to common unitholders and general partner	(5,630)	(5,630)	(5,630)	(16,890)	(33,150)
Distributions to preferred unitholders	(3,750)	(7,500)	(7,500)	(26,363)	(30,000)
Contributions from (to) discontinued operations	1	(77)	—	1,641	(637)
Debt issuance costs and other	—	(9)	—	—	(26,436)
Net cash used in financing activities of continuing operations	$(29,714)	$(33,551)	$(19,910)	$(87,788)	$(253,305)
Net cash provided by (used in) financing activities of discontinued operations	(1)	77	—	(1,641)	637
Net cash used in financing activities	$(29,715)	$(33,474)	$(19,910)	$(89,429)	$(252,668)

Net increase (decrease) in cash and cash equivalents	$(15,783)	$(13,898)	$4,745	$1,525	$(107,765)
Cash and cash equivalents at beginning of period	115,573	112,163	110,828	98,265	206,030
Cash and cash equivalents at end of period	$99,790	$98,265	$115,573	$99,790	$98,265

Supplemental cash flow information:
Cash paid during the period for interest	$17,118	$22,327	$2,490	$39,830	$58,597
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$23	$—	$23	$970	$—
Preferred unit distributions paid-in-kind	3,750	—	—	3,750	—

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	December 31,
(In thousands, except unit data)	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$99,790	$98,265
Accounts receivable, net	12,322	30,869
Other current assets, net	5,080	1,244
Current assets of discontinued operations	—	1,706
Total current assets	$117,192	$132,084
Land	24,008	24,008
Mineral rights, net	460,373	605,096
Intangible assets, net	17,459	17,687
Equity in unconsolidated investment	262,514	263,080
Long-term contract receivable, net	33,264	36,963
Other long-term assets, net	7,067	6,989
Total assets	$921,877	$1,085,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,385	$1,179
Accrued liabilities	7,733	8,764
Accrued interest	1,714	2,316
Current portion of deferred revenue	11,485	4,608
Current portion of long-term debt, net	39,055	45,776
Current liabilities of discontinued operations	—	65
Total current liabilities	$61,372	$62,708
Deferred revenue	50,069	47,213
Long-term debt, net	432,444	470,422
Other non-current liabilities	5,131	4,949
Total liabilities	$549,016	$585,292
Commitments and contingencies
Class A Convertible Preferred Units (253,750 and 250,000 units issued and outstanding at December 31, 2020 and 2019, respectively, at $1,000 par value per unit; liquidation preference of $1,700 per unit and $1,500 per unit at December 31, 2020 and 2019, respectively)	$168,337	$164,587
Partners’ capital:
Common unitholders’ interest (12,261,199 units issued and outstanding at December 31, 2020 and 2019)	$136,927	$271,471
General partner’s interest	459	3,270
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive income (loss)	322	(2,594)
Total partners’ capital	$204,524	$338,963
Non-controlling interest	—	(2,935)
Total capital	$204,524	$336,028
Total liabilities and capital	$921,877	$1,085,907

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income (Loss)	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2018	12,249	$355,113	$5,014	$66,816	$(3,462)	$423,481	$(2,935)	$420,546
Net loss (1)	—	(23,969)	(489)	—	—	(24,458)	—	(24,458)
Distributions to common unitholders and general partner	—	(32,487)	(663)	—	—	(33,150)	—	(33,150)
Distributions to preferred unitholders	—	(29,400)	(600)	—	—	(30,000)	—	(30,000)
Issuance of unit-based awards	12	486	—	—	—	486	—	486
Unit-based awards amortization and vesting	—	1,804	—	—	—	1,804	—	1,804
Comprehensive income (loss) from unconsolidated investment and other	—	(76)	8	—	868	800	—	800
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net loss (2)	—	(83,123)	(1,696)	—	—	(84,819)	—	(84,819)
Distributions to common unitholders and general partner	—	(16,552)	(338)	—	—	(16,890)	—	(16,890)
Distributions to preferred unitholders	—	(29,511)	(602)	—	—	(30,113)	—	(30,113)
Acquisition of non-controlling interest in BRP	—	(4,747)	(97)	—	—	(4,844)	2,935	(1,909)
Issuance of unit-based awards	—	—	—	—	—	—	—	—
Unit-based awards amortization and vesting	—	3,222	—	—	—	3,222	—	3,222
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,916	2,916	—	2,916
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524	$—	$204,524

(1)Net loss includes $30.0 million of income attributable to preferred unitholders that accumulated during the period, of which $29.4 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.
(2)Net loss includes $30.2 million of income attributable to preferred unitholders that accumulated during the period, of which $29.6 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2020 and 2019 and September 30, 2020:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2020
Revenues	$33,521	$5,528	$—	$39,049
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$33,637	$5,528	$—	$39,165
Asset impairments	$2,668	$—	$—	$2,668
Net income (loss) from continuing operations	$22,382	$5,484	$(13,179)	$14,687
Adjusted EBITDA (1)	$28,086	$(44)	$(3,125)	$24,917
Cash flow provided by (used in) continuing operations:
Operating activities	$33,655	$(54)	$(20,446)	$13,155
Investing activities	$776	$—	$—	$776
Financing activities	$—	$—	$(29,714)	$(29,714)
Distributable cash flow (1) (2)	$34,431	$(54)	$(20,446)	$13,932
Free cash flow (1)	$34,315	$(54)	$(20,446)	$13,815

For the Three Months Ended December 31, 2019
Revenues	$41,571	$10,256	$—	$51,827
Loss on asset sales and disposals	(111)	—	—	(111)
Total revenues and other income	$41,460	$10,256	$—	$51,716
Asset impairments	$147,730	$—	$—	$147,730
Net income (loss) from continuing operations	$(115,355)	$10,230	$(14,323)	$(119,448)
Adjusted EBITDA (1)	$35,561	$6,344	$(3,931)	$37,974
Cash flow provided by (used in) continuing operations:
Operating activities	$39,042	$6,344	$(25,992)	$19,394
Investing activities	$259	$—	$—	$259
Financing activities	$—	$—	$(33,551)	$(33,551)
Distributable cash flow (1) (2)	$39,323	$6,344	$(25,992)	$19,602
Free cash flow (1)	$39,412	$6,344	$(25,992)	$19,764

For the Three Months Ended September 30, 2020
Revenues	$27,944	$1,986	$—	$29,930
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$27,944	$1,986	$—	$29,930
Asset impairments	$934	$—	$—	$934
Net income (loss) from continuing operations	$19,173	$1,890	$(13,847)	$7,216
Adjusted EBITDA (1)	$22,259	$(96)	$(3,634)	$18,529
Cash flow provided by (used in) continuing operations:
Operating activities	$28,573	$(75)	$(4,175)	$24,323
Investing activities	$332	$—	$—	$332
Financing activities	$—	$—	$(19,910)	$(19,910)
Distributable cash flow (1)	$28,905	$(75)	$(4,175)	$24,655
Free cash flow (1)	$28,905	$(75)	$(4,175)	$24,655

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the years ended December 31, 2020 and 2019:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2020
Revenues	$129,011	$10,728	$—	$139,739
Gain on asset sales and disposals	581	—	—	581
Total revenues and other income	$129,592	$10,728	$—	$140,320
Asset impairments	$135,885	$—	$—	$135,885
Net income (loss) from continuing operations	$(40,180)	$10,543	$(55,182)	$(84,819)
Adjusted EBITDA (1)	$104,982	$14,025	$(14,293)	$104,714
Cash flow provided by (used in) continuing operations:
Operating activities	$124,737	$14,037	$(51,206)	$87,568
Investing activities	$1,745	$—	$—	$1,745
Financing activities	$—	$—	$(87,788)	$(87,788)
Distributable cash flow (1) (2)	$127,482	$14,037	$(51,206)	$90,248
Free cash flow (1)	$125,859	$14,037	$(51,206)	$88,690

For the Year Ended December 31, 2019
Revenues	$210,348	$47,089	$—	$257,437
Gain on asset sales and disposals	6,498	—	—	6,498
Total revenues and other income	$216,846	$47,089	$—	$263,935
Asset impairments	$148,214	$—	$—	$148,214
Net income (loss) from continuing operations	$21,211	$46,840	$(93,465)	$(25,414)
Adjusted EBITDA (1)	$184,357	$31,601	$(16,730)	$199,228
Cash flow provided by (used in) continuing operations:
Operating activities	$178,863	$31,601	$(73,145)	$137,319
Investing activities	$8,221	$—	$—	$8,221
Financing activities	$—	$—	$(253,305)	$(253,305)
Distributable cash flow (1) (2)	$187,106	$31,601	$(73,145)	$144,933
Free cash flow (1)	$180,584	$31,601	$(73,145)	$139,040

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2020	2019	2020	2020	2019
Coal sales volumes (tons)
Appalachia
Northern (1)	131	686	102	647	3,460
Central	2,468	2,908	2,247	10,111	13,377
Southern	69	498	172	889	1,670
Total Appalachia	2,668	4,092	2,521	11,647	18,507
Illinois Basin	1,540	555	758	3,381	2,201
Northern Powder River Basin	506	1,057	365	1,738	3,036
Total coal sales volumes	4,714	5,704	3,644	16,766	23,744
Coal royalty revenue per ton
Appalachia
Northern (1)	$2.92	$0.88	$3.06	$2.36	$1.96
Central	3.84	4.58	3.83	4.17	5.53
Southern	5.28	5.96	4.78	4.75	6.69
Illinois Basin	2.21	4.53	1.63	2.36	4.66
Northern Powder River Basin	3.11	2.33	3.46	3.50	2.90
Combined average coal royalty revenue per ton	3.23	3.84	3.36	3.70	4.67
Coal royalty revenues
Appalachia
Northern (1)	$383	$602	$312	$1,526	$6,775
Central	9,481	13,332	8,602	42,207	73,960
Southern	364	2,965	823	4,221	11,169
Total Appalachia	10,228	16,899	9,737	47,954	91,904
Illinois Basin	3,403	2,516	1,234	7,973	10,255
Northern Powder River Basin	1,576	2,462	1,262	6,086	8,809
Unadjusted coal royalty revenues	15,207	21,877	12,233	62,013	110,968
Coal royalty adjustment for minimum leases (2)	(3,898)	174	(1,623)	(10,145)	(1,356)
Total coal royalty revenues	$11,309	$22,051	$10,610	$51,868	$109,612
Other revenues
Production lease minimum revenue (2)	$8,195	$2,737	$4,267	$21,749	$24,068
Minimum lease straight-line revenues (2)	4,447	3,758	3,553	16,796	14,910
Property tax revenues	1,530	1,871	1,896	5,786	6,287
Wheelage revenues	1,557	845	1,680	7,025	5,880
Coal overriding royalty revenues	1,658	3,333	1,314	4,977	13,496
Lease amendment revenues	859	1,271	858	3,450	7,991
Aggregates royalty revenues	649	610	221	1,717	4,265
Oil and gas royalty revenues	893	456	1,078	5,816	3,031
Other revenues	230	100	263	982	1,529
Total other revenues	$20,018	$14,981	$15,130	$68,298	$81,457
Coal royalty and other	$31,327	$37,032	$25,740	$120,166	$191,069
Transportation and processing services revenues	2,194	4,539	2,204	8,845	19,279
Gain (loss) on asset sales and disposals	116	(111)	—	581	6,498
Total Coal Royalty and Other segment revenues and other income	$33,637	$41,460	$27,944	$129,592	$216,846

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.
(2)Effective January 1, 2020, certain revenues previously classified as coal royalty revenues are classified as production lease minimum revenues or minimum lease straight-line revenues due to contract modifications with Foresight Energy Resources LLC ("Foresight") that fixed consideration paid to us over a two-year period.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2020
Net income (loss) from continuing operations	22,382	5,484	(13,179)	$14,687
Less: equity earnings from unconsolidated investment	—	(5,528)	—	(5,528)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	23	—	10,054	10,077
Add: depreciation, depletion and amortization	3,013	—	—	3,013
Add: asset impairments	2,668	—	—	2,668
Adjusted EBITDA	$28,086	$(44)	$(3,125)	$24,917

For the Three Months Ended December 31, 2019
Net income (loss) from continuing operations	$(115,355)	$10,230	$(14,323)	$(119,448)
Less: equity earnings from unconsolidated investment	—	(10,256)	—	(10,256)
Add: total distributions from unconsolidated investment	—	6,370	—	6,370
Add: interest expense, net	—	—	10,392	10,392
Add: depreciation, depletion and amortization	3,186	—	—	3,186
Add: asset impairments	147,730	—	—	147,730
Adjusted EBITDA	$35,561	$6,344	$(3,931)	$37,974

For the Three Months Ended September 30, 2020
Net income (loss) from continuing operations	$19,173	$1,890	(13,847)	$7,216
Less: equity earnings from unconsolidated investment	—	(1,986)	—	(1,986)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	41	—	10,213	10,254
Add: depreciation, depletion and amortization	2,111	—	—	2,111
Add: asset impairments	934	—	—	934
Adjusted EBITDA	$22,259	$(96)	$(3,634)	$18,529

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2020
Net income (loss) from continuing operations	$(40,180)	$10,543	$(55,182)	$(84,819)
Less: equity earnings from unconsolidated investment	—	(10,728)	—	(10,728)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	79	—	40,889	40,968
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	9,198	—	—	9,198
Add: asset impairments	135,885	—	—	135,885
Adjusted EBITDA	$104,982	$14,025	$(14,293)	$104,714

For the Year Ended December 31, 2019
Net income (loss) from continuing operations	$21,211	$46,840	$(93,465)	$(25,414)
Less: equity earnings from unconsolidated investment	—	(47,089)	—	(47,089)
Add: total distributions from unconsolidated investment	—	31,850	—	31,850
Add: interest expense, net	—	—	47,453	47,453
Add: loss on extinguishment of debt	—	—	29,282	29,282
Add: depreciation, depletion and amortization	14,932	—	—	14,932
Add: asset impairments	148,214	—	—	148,214
Adjusted EBITDA	$184,357	$31,601	$(16,730)	$199,228

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended December 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$33,655	$(54)	$(20,446)	13,155
Add: proceeds from asset sales and disposals	116	—	—	116
Add: proceeds from sale of discontinued operations	—	—	—	1
Add: return of long-term contract receivable	660	—	—	660
Distributable cash flow	$34,431	$(54)	$(20,446)	$13,932
Less: proceeds from asset sales and disposals	(116)	—	—	(116)
Less: proceeds from sale of discontinued operations	—	—	—	(1)
Less: acquisition costs	—	—	—	—
Free cash flow	$34,315	$(54)	$(20,446)	$13,815

For the Three Months Ended December 31, 2019
Net cash provided by (used in) operating activities of continuing operations	$39,042	$6,344	$(25,992)	$19,394
Add: proceeds from asset sales and disposals	(111)	—	—	(111)
Add: proceeds from sale of discontinued operations	—	—	—	(73)
Add: return of long-term contract receivable	392	—	—	392
Distributable cash flow	$39,323	$6,344	$(25,992)	$19,602
Less: proceeds from asset sales and disposals	111	—	—	111
Less: proceeds from sale of discontinued operations	—	—	—	73
Less: acquisition costs	(22)	—	—	(22)
Free cash flow	$39,412	$6,344	$(25,992)	$19,764

For the Three Months Ended September 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$28,573	$(75)	$(4,175)	$24,323
Add: proceeds from asset sales and disposals	—	—	—	—
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	332	—	—	332
Distributable cash flow	$28,905	$(75)	$(4,175)	$24,655
Less: proceeds from asset sales and disposals	—	—	—	—
Less: proceeds from sale of discontinued operations	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$28,905	$(75)	$(4,175)	$24,655

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Year Ended December 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$124,737	$14,037	$(51,206)	$87,568
Add: proceeds from asset sales and disposals	623	—	—	623
Add: proceeds from sale of discontinued operations	—	—	—	(65)
Add: return of long-term contract receivable	2,122	—	—	2,122
Distributable cash flow	$127,482	$14,037	$(51,206)	$90,248
Less: proceeds from asset sales and disposals	(623)	—	—	(623)
Less: proceeds from sale of discontinued operations	—	—	—	65
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$125,859	$14,037	$(51,206)	$88,690

For the Year Ended December 31, 2019
Net cash provided by (used in) operating activities of continuing operations	$178,863	$31,601	$(73,145)	$137,319
Add: proceeds from asset sales and disposals	6,500	—	—	6,500
Add: proceeds from sale of discontinued operations	—	—	—	(629)
Add: return of long-term contract receivable	1,743	—	—	1,743
Distributable cash flow	$187,106	$31,601	$(73,145)	$144,933
Less: proceeds from asset sales and disposals	(6,500)	—	—	(6,500)
Less: proceeds from sale of discontinued operations	—	—	—	629
Less: acquisition costs	(22)	—	—	(22)
Free cash flow	$180,584	$31,601	$(73,145)	$139,040

Cash Flow Cushion
	For the Year Ended December 31,
(In thousands)	2020	2019
Free cash flow	$88,690	$139,040
Less: mandatory Opco debt repayments	(46,176)	(68,128)
Less: preferred unit distributions and redemption of PIK units	(26,363)	(30,000)
Less: common unit distributions	(16,890)	(33,150)
Cash flow cushion	$(739)	$7,762

Leverage Ratio
(In thousands)	For the Year Ended December 31, 2020
Adjusted EBITDA	$104,714
Debt—at December 31, 2020	$477,880
Leverage Ratio (1)	4.6x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of December 31, 2020 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of December 31, 2020, was 4.6x as calculated under the indenture governing NRP's 2025 parent company notes.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended December 31, 2020
Net income (loss) from continuing operations	$(40,180)	$10,543	$(55,182)	$(84,819)
Financing costs	79	—	41,275	41,354
Return	$(40,101)	$10,543	$(13,907)	$(43,465)

As of December 31, 2019
Total assets of continuing operations	$817,768	$263,080	$3,353	$1,084,201
Less: total current liabilities of continuing operations excluding current debt	(11,542)	—	(5,325)	(16,867)
Less: total long-term liabilities of continuing operations excluding long-term debt	(51,700)	—	(462)	(52,162)
Capital employed excluding discontinued operations	$754,526	$263,080	$(2,434)	$1,015,172

Total partners' capital (1)	$757,461	$263,080	$(683,219)	$338,963
Less: non-controlling interest	(2,935)	—	—	(2,935)
Less: partners' capital from discontinued operations	—	—	—	(1,641)
Total partners' capital excluding discontinued operations	$754,526	$263,080	$(683,219)	$334,387
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	516,198	516,198
Capital employed excluding discontinued operations	$754,526	$263,080	$(2,434)	$1,015,172

ROCE excluding discontinued operations	(5.3)%	4.0%	N/A	(4.3)%

Excluding asset impairments:
Return	$(40,101)	$10,543	$(13,907)	$(43,465)
Add: asset impairments	135,885	—	—	135,885
Return excluding asset impairments	$95,784	$10,543	$(13,907)	$92,420

ROCE excluding discontinued operations and asset impairments	12.7%	4.0%	N/A	9.1%

(1)Total partners' capital includes $1.6 million from discontinued operations.

-end-